SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2003


                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                      1-10434             13-1726769
  (State or other jurisdiction of    (Commission File       (I.R.S. Employer
  incorporation or organization)           Number)        Identification Number)




                Pleasantville, New York                 10570-7000
        (Address of principal executive offices)         (Zip Code)


               Registrant's telephone number, including area code:
                                 (914) 238-1000






                                                         Page 1 of 5 pages.



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ITEM 5.    Other Events.

      Filed herewith, as Exhibit 99.1, is a summary of the historical segment results, in a quarterly manner, for The Reader's Digest Association, Inc. (the "Company"). This information was provided on an annual basis in the Company's Annual Report on Form 10-K filed August 19, 2003.

      During the fourth quarter of fiscal 2003, the Company modified its reporting segments to reflect its new internal management organization. The Company now has three business segments: Reader's Digest North America, Consumer Business Services and International Businesses. The change in segments primarily relates to combining the North America Books and Home Entertainment businesses with the Company's North America magazine businesses to comprise the Reader's Digest North America segment. Our Consumer Business Services segment principally comprises non-direct marketing businesses, including Books Are Fun and QSP, Inc. In addition, the Company separately reports corporate unallocated expenses, which include the cost of governance and other corporate-related expenses.

      The information filed herewith presents previously reported segment results according to the Company's modified reporting segments on a quarterly basis. This information is provided for comparison purposes only. The Company's reported consolidated financial results (i.e., revenue and operating profit) have not been modified.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Financial statements of business acquired
                Not applicable

           (b)  Pro forma financial information
                Not applicable

           (c)  Exhibits

           Number                         Description

            99.1    Presentation regarding The Reader's Digest
                    Association, Inc.'s modified reporting segments for the first, second, third and fourth quarters of fiscal 2003, 2002 and 2001.

                            SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            THE READER'S DIGEST ASSOCIATION, INC.
                                         (Registrant)


Date:  August 21, 2003
                                     /s/THOMAS D. BARRY
                                        Thomas D. Barry
                                      Vice President and
                                     Corporate Controller

                           EXHIBIT INDEX



Exhibit No.                         Description

  99.1      Presentation regarding The Reader's Digest
            Association, Inc.'s modified reporting segments for the first, second, third and fourth quarters of fiscal 2003, 2002 and 2001.